Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports dated April 17, 2012, with respect to the financial statements of Legg Mason Western Asset California Municipals Fund and Legg Mason Western Asset Managed Municipals Fund, each a series of Legg Mason Partners Income Trust, as of February 29, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 20, 2012

Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report dated April 17, 2012, with respect to the financial statements of Western Asset Emerging Markets Debt Fund (formerly, Western Asset Emerging Markets Debt Portfolio), a series of Legg Mason Partners Income Trust, as of February 29, 2012, incorporated herein by reference and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

June 20, 2012